Exhibit 99.2

FOR IMMEDIATE RELEASE

lululemon athletica inc., lululemon Founder Chip Wilson and Advent International Announce Stock Sale and Support Agreements

Mr. Wilson Facilitates Advent’s Re-engagement in lululemon by Selling 13.85% Ownership in the Company to Advent

lululemon Board to Expand to 12 Members

VANCOUVER, British Columbia, August 7, 2014 – lululemon athletica inc. (NASDAQ: LULU) (“lululemon”), Founder and a member of lululemon’s Board of Directors Dennis J. (“Chip”) Wilson and Advent International (“Advent”), today announced that Mr. Wilson and Advent have entered into an agreement under which Advent will acquire approximately 50% of Mr. Wilson’s ownership in lululemon, or approximately 13.85% of the Company’s outstanding shares, for approximately $845 million. The transaction has received the full support of the lululemon Board of Directors.

Advent, one of the largest and most experienced global private equity investors, previously invested in lululemon in 2005 and worked closely with Mr. Wilson and five of the Company’s 10 current Board members, including Chairman Michael Casey, to help the Company expand from a regionally focused retailer to a globally recognized premium apparel brand. Advent completed its exit from the original investment in June 2009.

lululemon, Mr. Wilson and Advent also entered into a support agreement under which Advent Managing Partner David M. Mussafer and Managing Director Steven J. Collins will be appointed to lululemon’s Board of Directors, effective as of the closing of the stock sale transaction, expanding the Board from 10 to 12 members. Mr. Mussafer also will be appointed Co-Chairman of the lululemon Board, serving alongside Mr. Casey, and will serve on the Board’s Nominating and Corporate Governance Committee. Mr. Collins will serve on the Board’s Compensation Committee. Mr. Mussafer previously served as a Director on lululemon’s Board from 2005 to 2010; Mr. Collins served as a Director from 2005 to 2009.

Under the support agreement, the parties will engage an independent expert to evaluate and make recommendations regarding the lululemon Board’s committees, policies and procedures over the course of 90 days following the completion of Advent’s stock purchase. With this agreement, Mr. Wilson, lululemon and Advent have affirmed their commitment to ensuring best practice corporate governance. In addition, Mr. Wilson and Advent have agreed to certain standstill provisions for the Company’s 2015 and 2016 Annual Stockholder Meetings.

Mr. Wilson currently beneficially owns 40.2 million shares of lululemon common stock, representing approximately 27.7% of the Company’s outstanding shares. Once the stock sale agreement is completed, Advent and Mr. Wilson will each beneficially own approximately 20.1 million shares of lululemon common stock, or approximately 13.85% of the Company’s outstanding shares.

“The lululemon Board is pleased that Chip and Advent are partnering in this transaction,” said Michael Casey, Chairman of the lululemon Board of Directors. “We welcome the opportunity to work with David and Steven, who have significant specialty retail experience and are deeply familiar with lululemon’s unique culture, having previously served as members of our Board. They will bring valuable expertise and important perspective to lululemon. Our Board and management team have been consistently focused on enhancing shareholder value and these agreements are important for the Company and all of our stakeholders.”

“Advent is a strong partner that knows lululemon and our culture and will be an incredibly helpful addition to the Board as we build an even stronger company,” said Chip Wilson, Founder and a Director of lululemon. “I am delighted with the addition of David and Steven as new Directors, both of whom are very familiar with our company and bring significant expertise. lululemon is well positioned to successfully execute on its strategic goals, and I look forward to working alongside the entire Board and management team as we focus on leveraging our core values of product and innovation to enhance value for all shareholders.”

“We are pleased to have the opportunity to work together again with Chip and the entire lululemon Board and management team, with whom we have successfully collaborated in the recent past,” said David Mussafer, a Managing Partner of Advent International and Co-Chairman of the firm’s Executive Committee. “lululemon is a business that we know well and we believe has continued growth potential, both domestically and internationally. We look forward to applying our retail expertise and experience with global brands to help lululemon continue to be an innovation and quality leader as it executes its growth strategy.”

“lululemon is an outstanding brand with tremendous value creation potential,” said Laurent Potdevin, lululemon’s CEO. “I look forward to working with the Board of Directors to strengthen the Company’s foundation, drive innovation, and accelerate sustainable and controlled global expansion. By leveraging our design-led roots and providing an exceptional guest experience, we will continue to offer our guests with the high-quality, technical products they know and love as we create value for our shareholders.”

The stock purchase agreement is subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions and is expected to close in 30-60 days.

The complete agreements between lululemon, Mr. Wilson and Advent will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

Goldman, Sachs & Co. served as financial advisor to Mr. Wilson.

About David M. Mussafer

David M. Mussafer is a Managing Partner of Advent International and Co-Chairman of the firm’s Executive Committee. He joined Advent in 1990 and has been a principal of the firm since 1993. He currently serves on the Boards of Directors of Charlotte Russe, Five Below, Serta Simmons, and Vantiv. Mr. Mussafer was previously a member of lululemon’s Board between 2005 and 2010. He also served on the Boards of American Radiology Services, Amscan/Party City, Contact East, Datek Online Holdings, Dollar Express, Dufy AG, Forster Holdings, Hudson News, The Island ECN, Kirkland’s, Managed Healthcare Associates, O-Cedar, Shoes For Crews, Stone Products, and T-Chem Holdings. Mr. Mussafer received a B.S.M. from Tulane University and an M.B.A. from the Wharton School of the University of Pennsylvania.

About Steven J. Collins

Steven J. Collins is a Managing Director of Advent International. He joined Advent in 1995 and has been a principal of the firm since 2000. He is a Board member of Bojangles, Charlotte Russe, Five Below, and Party City, as well as Kirkland’s Inc., where he previously served as Chief Financial Officer. Mr. Collins was a member of lululemon’s Board between 2005 and 2009, and also served on the Boards of Ciraden, Resorts Sports Network, Serta Simmons, and Shoes for Crews. He received a B.S. from the Wharton School of the University of Pennsylvania and an M.B.A. from the Harvard Business School.

About Dennis J. “Chip” Wilson

Chip Wilson is best known as the founder of the yoga-inspired company lululemon athletica, and as a visionary in technical apparel. He founded his first retail apparel company, Westbeach Snowboard Ltd., in 1979. The venture sold apparel targeted at the emerging surf, skate, and snowboard markets. Most recently, Wilson started a new venture with his wife Shannon called Whil; a 60 second meditation designed as a way to temporarily shut down the brain, set personal commitments, and power forward to boost productivity. In addition, Wilson is passionate about numerous philanthropic ventures. With his wife, he established the Chip and Shannon Wilson School of Technical Design at Kwantlen Polytechnic University. The focus of the school is on technical apparel and it is committed to educating students in innovative design for fashion, interiors, graphics, and product. They further founded Imagine1Day, a non-profit organization that’s committed to bringing quality education to all Ethiopians funded free of foreign aid by 2030.

About Advent International

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. Since inception, the firm has invested in more than 290 buyout transactions in 39 countries and today has $32 billion in assets under management. With offices on four continents, Advent has established a globally integrated team of over 170 investment professionals across North America, Europe, Latin America and Asia. The firm focuses on growth and traditional buyout and strategic repositioning transactions across five core sectors, including business and financial services; healthcare; industrial; retail, consumer and leisure; and technology, media and telecom. After 30 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies. For more information, visit www.adventinternational.com

About lululemon athletica inc.

lululemon athletica (LULU) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier, fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the future of our products or results of operations. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our ability to maintain the value and reputation of our brand, including any negative publicity regarding our products or the production methods of our suppliers or manufacturers; the acceptability of our products to our guests; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; our exposure to various types of litigation; increasing product costs and decreasing selling prices; our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast customer demand for our products; our ability to manage our growth and the increased complexity of our business effectively; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our highly competitive market and increasing competition; our ability to deliver our products to the market and to meet customer expectations if we have problems with our distribution system; our ability to protect our intellectual property rights; our ability to successfully open new store locations in a timely manner; our ability to comply with trade and other regulations; the continued service of our senior management; seasonality; fluctuations in foreign currency exchange rates; the operations of many of our suppliers are subject to international and other risks; our ability to source our merchandise profitably or at all; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contact:

For lululemon athletica:

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Eric Brielmann / Andi Rose

212-355-4449

Investor Contact:

ICR, Inc.

Joseph Teklits /Jean Fontana

203-682-8200

For Advent International:

Abernathy MacGregor Group

Chuck Burgess / Dana Gorman / Luke Barrett

212-371-5999

adventinternational@abmac.com

For Chip Wilson:

Greg Lowman

202-862-5525

gregl@sphereconsulting.com